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                     LOAN AGREEMENT AND ASSIGNMENT OF ASSETS

MW  MEDICAL,  INC., (hereinafter "MW"), and Jan Wallace (hereinafter "Wallace"),
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or  her  heirs,  devisees, personal representatives, or assigns, intending to be legally  bound,  agree  as  follows:

       1. MW acknowledges that Wallace has loaned it $1,139,939.70 in bridge financing that along with interest from January 15, 2002 is currently due and owing under that certain promissory note dated February 21, 2002, pursuant to MW's Plan of Reorganization under Chapter 11 Bankruptcy, No. 02-01090 and 02-01298, filed in the US Bankruptcy Court, District of Arizona. The total amount of principal and interest due and owing as of March 15, 2003 is acknowledged to be $1,272,672.30.

       2. As MW is unable to pay this obligation and is in need of further support, Wallace or her assigns agrees to provide continued financial support as needed for the operation of the business for a period of 90 days in an amount of no more than $50,000.

       3. In consideration of this continued financial support and for the partial cancellation and release of this outstanding debt of the company in the principal amount of $326,897, MW hereby assigns, transfers and conveys all of its patents, trademarks and other intellectual property, its inventory, equipment and property as represented on its books to Wallace.

       4. This remaining principal and interest due shall be secured along with all previous loans by a security interest in all of the remaining and future assets of the Company, now owned or hereafter acquired.

       5. MW will sign and issue to Wallace a new promissory note (hereinafter "Note) in the form and containing the terms as attached hereto. This agreement and the Note shall be assignable by Wallace.

       6. Further MW grants Wallace the right to convert all or any portion of the Note or amounts loaned under this loan agreement to equity at the same price as is available to those investors participating in any private placement that is offered during the term of the Note. In the event that no private placement of common stock is offered during the term of the Note, MW further grants Wallace the right to convert the Note into common stock at 50% of the then existing market price of the stock or $0.20 per share, whichever is lower.

Executed  on  this  15th  day  of  March,  2003

                                       MW  MEDICAL,  INC.


                                       /s/ Jan Wallace
                                       ---------------------------
                                       By:  It's President
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                                       Title:  C.E.O.
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                                       /s/ Jan Wallace
                                       ---------------------------
                                       Jan  Wallace